UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 25, 2011

Date of Report

(Date of earliest event reported)

CITADEL BROADCASTING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31740	51-0405729
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7690 West Cheyenne Ave., Suite 220, Las Vegas, NV	89129
(Address of principal executive offices)	(Zip Code)

(702) 804-5200

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

As previously disclosed in its Current Report on Form 8-K filed with the Securities and Exchange Commission on March 11, 2011, on March 10, 2011, Citadel Broadcasting Corporation, a Delaware corporation (“Citadel”), Cumulus Media Inc., a Delaware corporation (“Cumulus”), Cadet Holding Corporation, a Delaware corporation and wholly owned subsidiary of Cumulus (“HoldCo”), and Cadet Merger Corporation, a Delaware corporation and wholly owned subsidiary of HoldCo (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, subject to the satisfaction or waiver of the conditions therein, Merger Sub will merge with and into Citadel (the “Merger”), with Citadel surviving the Merger as the surviving corporation and an indirect wholly owned subsidiary of Cumulus.

In connection with a proposed offering of senior notes by Cumulus that will be exempt from registration under the Securities Act of 1933, as amended, Citadel provided the following information.

Preliminary Financial Data for the Three Months Ended March 31, 2011

Because the first quarter has only recently ended, this unaudited financial data is, by necessity, preliminary in nature and based only upon information available to Citadel as of the date hereof. Citadel’s financial position and results of operations for the three months ended March 31, 2011 could differ materially from these estimates upon completion of its normal quarter-end closing procedures due to final adjustments and other developments that may arise prior to financial results for this period being finalized. The following financial data is subject to change.

Historical financial data of Citadel are presented for the “Predecessor” entity for periods prior to Citadel’s emergence from bankruptcy and for the “Successor” entity for periods after Citadel’s emergence from bankruptcy on June 3, 2010. As a result, financial data from periods prior to Citadel’s emergence from bankruptcy are not comparable to financial results from periods after that date.

Citadel expects to report: net revenues for the Radio Markets (Citadel’s reportable segment which consists of owned and operated radio stations) of between $135.0 million and $137.5 million for the three months ended March 31, 2011 (Successor), compared to net revenues for the Radio Markets of $138.1 million for the three months ended March 31, 2010 (Predecessor); net revenues for Citadel Media (which produces and distributes a variety of radio programming and formats that are syndicated across station affiliates and program affiliations, the “Radio Network”) of between $24.5 million and $25.1 million for the three months ended March 31, 2011 (Successor), compared to net revenues for the Radio Network of $28.1 million for the three months ended March 31, 2010 (Predecessor); consolidated net revenues after eliminations of between $158.4 million and $161.6 million for the three months ended March 31, 2011 (Successor), compared to consolidated net revenues after eliminations of $165.0 million in the three months ended March 31, 2010 (Predecessor); Adjusted EBITDA (a non-GAAP financial measure, which we define as segment operating income less local marketing agreement fees and corporate general and administrative expenses, exclusive of non-cash compensation) of between $42.0 million and $44.0 million for the three months ended March 31, 2011 (Successor), compared to Adjusted EBITDA of $44.6 million for the three months ended March 31, 2010 (Predecessor); Segment Operating Income (a non-GAAP financial measure generally defined as operating income (loss) adjusted to exclude depreciation and amortization, asset impairment charges, non-cash compensation, corporate general and administrative expenses, local marketing agreement fees, and other, net) for the Radio Markets of between $45.4 million and $48.0 million for the three months ended March 31, 2011 (Successor), compared to Segment Operating Income for the Radio Markets of $46.4 million for the three months ended March 31, 2010 (Predecessor); Segment Operating Income for the Radio Network of between $1.0 million and $1.3 million for the three months ended March 31, 2011 (Successor), as compared to Segment Operating Income for the Radio Network of $3.4 million for the three months ended March 31, 2010 (Predecessor); and cash and cash equivalents of between $144.6 million and $146.0 million as of March 31, 2011 (Successor), as compared to $100.1 million as of March 31, 2010 (Predecessor).

The information reported under Item 2.02 in this Current Report on Form 8-K shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, or Securities Act of 1933, as amended, unless such subsequent filing specifically references this Form 8–K, regardless of any general incorporation language in such filing.

Item 7.01.	Other Events.

The information reported under Item 2.02 is hereby incorporated by reference. The information reported under Item 7.01 in this Current Report on Form 8-K shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, or Securities Act of 1933, as amended, unless such subsequent filing specifically references this Form 8–K, regardless of any general incorporation language in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITADEL BROADCASTING CORPORATION

/s/ Randy L. Taylor
Name:	Randy L. Taylor
Title:	Senior Vice President and Chief Financial Officer

Date: April 25, 2011

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